Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Williamson, James A. Mallak and Daniel S. Kelly, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Atkore International Group Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Philip W. Knisely Philip W. Knisely	Director and Chairman of the Board	April 27, 2016

/s/ John P. Williamson John P. Williamson	President and Chief Executive Officer, Director (Principal Executive Officer)	April 27, 2016

/s/ James A. Mallak James A. Mallak	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 27, 2016

/s/ James G. Berges James G. Berges	Director	April 27, 2016

/s/ Jeri L. Isbell Jeri L. Isbell	Director	April 27, 2016

/s/ Scott H. Muse Scott H. Muse	Director	April 27, 2016

/s/ Nathan K. Sleeper Nathan K. Sleeper	Director	April 27, 2016

/s/ William R. VanArsdale William R. VanArsdale	Director	April 27, 2016

/s/ A. Mark Zeffiro A. Mark Zeffiro	Director	April 27, 2016

/s/ Jonathan L. Zrebiec Jonathan L. Zrebiec	Director	April 27, 2016

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